EXHIBIT 3.1

Request ID: 013666047	Province of Ontario	Date Report Produced: 2011/10/31
Demande no:	Province de l' Ontario	Document produit le:
Transaction ID: 045828685	Ministry of Government Services	Time Report Produced: 15:13:39
Transaction n°:	Ministère des Services gouverne mentaux	Imprimèá:
Category ID: CT
Categorie:

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

2 3 0 4 1 0 1 O N T A R I O I N C.

Ontario Corporation No.	Numèro matricule de Ia personne morale en Ontario

0 0 2 3 0 4 1 0 1

is a corporation incorporated,	est une sociétéconstituée aux termes
under the laws of the Province of Ontario	des lois de Ia province del' Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

O C T O B E R   31   O C T O B R E,   2 0 1 1

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / Demande no		Ontario Corporation Number Numero de la compagnie en Ontario
13666047		2304101

FORM 1		FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT	/	LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION

STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Denomination sociale de la compagnie:

2304101 ONTARIO INC.

2.	The address of the registered office is:	Adresse du siège social:

	110 EGLINTON AVENUE WEST	Suite 401

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro, de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

	TORONTO CANADA	ONTARIO M4R 1A3
	(Name of Municipality or Post Office) (Nom de la municipalite ou du bureau de poste)	(Postal Code/Code postal)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'administrateurs:

	Minimum 1	Maximum 10

4.	The first director(s) is/are:	Premier(s) administrateur(s):

	First name, initials and surname Prénom, initiales et nom de famille	Resident Canadian State Yes or No Resident Canadien Oui/Non

	Address for service, giving Street & No. or R.R. No. Municipality and Postal Code	Domicile élu, y compris la rue et le numéro, le numero de la R.R., ou le nom de la municipalitéet le code postal

*	ELI	YES
LEIBOWITZ
7625 KEELE STREET

CONCORD ONTARIO
CANADA L4K1Y4

Page: 2

Request ID / Demande no	Ontario Corporation Number Numero de la compagnie en Ontario
13666047	2304101

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'ilya lieu, imposées aux activites commerciales ou aux pouvoirs de la compagnie.

None

6.	The c1asses and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal , s'iya lieu, d'actions que la compagnie est autorisée à émettre:

An unlimited number of Common Shares without nominal or par value.

Page: 3

Request ID / Demande no	Ontario Corporation Number Numero de la compagnie en Ontario
13666047	2304101

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattaches a chaque catégorie d'actions et pouvoirs des administrateurs relatifss a chaque categorie d'actions que peut être Smise en série:

N/A

Page: 4

Request ID / Demande no	Ontario Corporation Number Numero de la compagnie en Ontario
13666047	2304101

8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriéte d'actions est/n'est pas restreinte. Les restrictions, s'ily a lieu, sont es suivantes:

No share or shares of the Corporation shall at any time be transferred to any person without either:

(a) the consent of a majority of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors; or

(b)

the consent of the holders of not less than 51% of all votes attached to the then outstanding shares of the Corporation signified either by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by such shareholders.

Page: 5

Request ID / Demande no	Ontario Corporation Number Numero de la compagnie en Ontario
13666047	2304101

9.	Other provisions, (if any, are):
Autres dispositions, s'ilya lieu:

	1.	The Corporation shall have the right to:

	(a)	borrow money upon the credit of the Corporation;

	(b)	issue, sell or pledge debt obligations of the Corporation; or

(c)

charge, mortgage, hypothecate or pledge all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

The words "debt obligation" as used in this clause mean bonds, debentures, notes or other similar obligations of the Corporation, whether secured or unsecured.

	2.	The Corporation may purchase any of its issued shares.

Page: 6

Request ID / Demande no	Ontario Corporation Number Numero de la compagnie en Ontario
13666047	2304101

10.	The names and addresses of the incorporators are
Nom et adresse des fondateurs

	First name, initials and last name or corporate name	Prénom, initiale et nom de fami le ou denomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numero, le numero de la R.R., le nom de lla muncipalitié et le code postal

*	ELI LEIBOWITZ
7625 KEELE STREET

CONCORD ONTARIO
CANADA L4K1Y4